Exhibit 1.2

AMBRX BIOPHARMA INC.

$80,000,000

AMERICAN DEPOSITARY SHARES

EACH REPRESENTING 7 ORDINARY SHARES

SALES AGREEMENT

July 29, 2022

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Ladies and Gentlemen:

Ambrx Biopharma Inc. (the “Company”), confirms its agreement (this “Agreement”) with Cowen and Company, LLC (“Cowen”), as follows:

1.     Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Cowen, acting as agent and/or principal, American Depositary Shares of the Company (“ADSs”) each representing seven (7) fully paid ordinary shares, par value $0.0001 per share to be issued by the Company (the “Ordinary Shares”), with such ADSs having an aggregate offering price of up to U.S. $80,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of ADSs issued and sold under this Agreement shall be the sole responsibility of the Company, and Cowen shall have no obligation in connection with such compliance. The issuance and sale of ADSs through Cowen will be effected pursuant to the Registration Statement (as defined below) filed by the Company and after such Registration Statement has been declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the ADSs. The ADSs will be issued pursuant to the Deposit Agreement, dated June 17, 2021, among the Company, J.P. Morgan Chase Bank, N.A., as depositary (the “Depositary”) and the holders and beneficial owners of ADSs issued thereunder (as the same may be amended and supplemented from time to time (the “Deposit Agreement”)).

The Company has filed or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form F-3, including a base prospectus, relating to certain securities, including the ADSs, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus specifically relating to the ADSs (the “ATM Prospectus”) to the base prospectus included as part of such registration statement, and shall, if necessary, prepare a prospectus supplement specifically relating to the ADSs (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company shall furnish to Cowen, for use by Cowen, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, if any, relating to the ADSs. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, as amended when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, or any subsequent registration statement on Form F-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any ADSs, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the ATM Prospectus and the Prospectus Supplement, if any, in the form in which such prospectus, ATM Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act regulations (“Rule 433”), relating to the ADSs that (i) is consented to by Cowen, hereinafter referred to as a “Permitted Free Writing Prospectus,” (ii) is required to be filed with the Commission by the Company or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” The Company has filed with the Commission a registration statement on Form F-6, as amended (File No. 333-256765) relating to the ADSs. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act is called the “F-6 Registration Statement.” Any reference herein to the Registration Statement, the F-6 Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

2.     Placements. Each time that the Company wishes to issue and sell ADSs hereunder (each, a “Placement”), it will notify Cowen by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the ADSs to be sold, which shall at a minimum include the number of ADSs to be sold (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the

Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Cowen set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by Cowen unless and until (i) in accordance with the notice requirements set forth in Section 4, Cowen declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the ADSs that may be issued and sold through Cowen pursuant to this Agreement have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice for any reason in its sole discretion, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to Cowen in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor Cowen will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Cowen and Cowen does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.     Sale of Placement Shares by Cowen. Subject to the terms and conditions herein set forth, upon the Company’s delivery of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Cowen, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (“NYSE”) to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Cowen will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the volume-weighted average price of the Placement Shares sold, and the Net Proceeds (as defined below) payable to the Company. In the event the Company engages Cowen for a sale of Placement Shares that would constitute a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act (a “Block Sale”), the Company will provide Cowen, at Cowen’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below), the opinions of counsel, accountant’s letter and officers’ certificates set forth in Section 8 hereof, each dated the Settlement Date, and such other documents and information as Cowen shall reasonably request. Cowen may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made through NYSE or on any other existing trading market for the ADSs. Cowen shall not purchase Placement Shares for its own account as principal unless expressly authorized to do so by the Company in a Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that Cowen will be successful in selling Placement Shares, and (ii) Cowen will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Cowen to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Company’s ADSs are purchased and sold on the principal market on which the ADSs are listed or quoted.

Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Placement Shares pursuant to this Agreement and, by notice to Cowen given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Placement Shares, and Cowen shall not be obligated to offer or sell any Placement Shares, (i) during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information, or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that the Company files a report on Form 6-K, or 8-K, if then applicable, or an Annual Report on Form 20-F, or 10-K, if then applicable, that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

4.     Suspension of Sales.

(a)    The Company or Cowen may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.

(b)    If either Cowen or the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the ADSs, it shall promptly notify the other party, and Cowen or the Company may, at its sole discretion, suspend sales of the Placement Shares under this Agreement.

(c)    Notwithstanding any other provision of this Agreement, during any period in which the Registration Statement or the F-6 Registration Statement is no longer effective under the Securities Act, the Company shall promptly notify Cowen, the Company shall not request the sale of any Placement Shares, and Cowen shall not be obligated to sell or offer to sell any Placement Shares.

5.     Settlement.

(a)     Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date” and the first such settlement date, the “First Delivery Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Cowen at which such Placement Shares were sold, after deduction for (i) Cowen’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Cowen hereunder pursuant to Section 7(g) (Expenses) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)     Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause the Depositary or its transfer agent (if applicable) to, electronically transfer the Placement Shares being sold against the deposit with the Depositary’s custodian (or its nominee) of the corresponding number of Ordinary Shares necessary for the issuance of the Placement Shares by crediting Cowen’s or its designee’s account (provided Cowen shall have given the Company written notice of such designee at least one (1) Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, Cowen will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), or the Depositary, defaults in its obligation to deliver duly authorized Placement Shares on a Settlement Date through no fault of Cowen, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, it will (i) hold Cowen harmless against any loss, claim, damage, or reasonable documented expense (including reasonable documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Cowen (without duplication) an amount equal to any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6.     Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Cowen that as of (i) the date of this Agreement, (ii) each Time of Sale (as defined below), (iii) each Settlement Date, and (iv) each Bring-Down Date (as defined below) (each date included in (i) through (iv), a “Representation Date”), unless such representation, warranty or agreement specifies a different time:

(a)     Compliance with Registration Requirements. As of each Representation Date, each date on which a Placement Notice is given, and any date on which Placement Shares are sold hereunder, each of the Registration Statement and any post-effective amendment thereto shall have become effective under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the F-6 Registration Statement, the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, contemplated or threatened by the Commission. The Company meets the requirements for use of Form F-3 under the Securities Act. The sale of the Placement Shares hereunder meets the requirements or General Instruction I.B.1 of Form F-3.

(b)     No Misstatement or Omission. The Prospectus when filed complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the F-6 Registration Statement, the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus and any post-effective amendments or supplements thereto, at the time it became effective or its date, as applicable, complied and as of each Representation Date, complied and will comply in all material respects with the Securities Act and did not and, as of each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Representation Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the F-6 Registration Statement, the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to Agent’s Information (as defined below). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. As used herein, “Time of Sale” means with respect to each offering of Placement Shares pursuant to this Agreement, the time of Cowen’s initial entry into contracts with purchasers for the sale of such Placement Shares.

(c)     Offering Materials Furnished to Cowen. The Company has delivered to Cowen one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as Cowen has reasonably requested. The Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (to the extent any such Permitted Free Writing Prospectus was required to be filed with the Commission) delivered to Cowen for use in connection with the public offering of the Placement Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(d)     Emerging Growth Company. The Company is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act. The Company agrees to notify Cowen promptly upon the Company ceasing to be an emerging growth company.

(e)     Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(f)     Not an Ineligible Issuer. The Company currently is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company agrees to notify Cowen promptly upon the Company becoming an “ineligible issuer.”

(g)     Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of Cowen’s distribution of the Placement Shares, any offering material in connection with the offering and sale of the Placement Shares other than the Prospectus or the Registration Statement.

(h)     F-6 Registration Statement. The F-6 Registration Statement has been declared effective by the Commission; no other document with respect to such registration statement has been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission; and the F-6 Registration Statement when it became effective conformed, and any further amendments thereto will confirm, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Agent’s Information.

(i)     The Sales Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j)    Authorization of the Placement Shares. The Placement Shares, when issued and delivered, will be duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Placement Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any subsidiary is a party or otherwise.

(k)     The Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and the Depositary and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and upon due issuance by the Depositary of the ADSs against the deposit of Ordinary Shares in respect of the ADSs in accordance with the provisions of the Deposit Agreement, the Placement Shares will be validly issued and fully paid, and upon issuance by the Depositary of the American Depositary Receipts (“ADRs”) evidencing the Placement Shares, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement, the Placement Shares and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

(l)     No Applicable Registration or Other Similar Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act except as have been validly waived or complied with in connection with the offering of the Placement Shares.

(m)     No Material Adverse Change. Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Registration Statement and the Prospectus or (ii) the issuance, if any, of shares upon conversion of Company securities as described in the Registration Statement and the Prospectus) or long term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity, prospects or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement and the Deposit Agreement, including the issuance and sale of the Placement Shares, or to consummate the transactions contemplated in the Prospectus. “Material Adverse Change” shall mean any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole.

(n)     Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(o)     Preparation of the Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and consolidated its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus under the Securities Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(p)     XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q)     Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and each of its significant subsidiaries has been (A) duly organized and is validly existing and in good standing (where such concept exists) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus, and (B) duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (C), where the failure to have such authority or be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and each significant subsidiary of the Company has been listed on Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the most recently ended fiscal year. For purposes of this Agreement, “significant subsidiary” means “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-K of the Securities Act.

(r)     Capital Stock Matters. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus and all of the issued share capital of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Placement Shares and Ordinary Shares contained in the Registration Statement and the Prospectus, in each case, as of the dates stated therein; and all of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Prospectus; and there are no restrictions on subsequent transfers of the Placement Shares or Ordinary Shares under the laws of the People’s Republic of China (the “PRC”), Cayman Islands or United States, except as described in the Prospectus. The Ordinary Shares have been duly and validly authorized, and, when issued, delivered and paid for in accordance with the terms of this Agreement, will conform to the description of the Ordinary Shares contained in the Prospectus and will be validly issued, fully paid and may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing Placement Shares; and the Deposit Agreement will conform in all material respects to its description in the Prospectus. Neither the Company nor any of its subsidiaries is (i) in violation of its memorandum and articles of association (or other applicable organizational document), (ii) in violation of any judgments, regulations, rules or orders of any court or governmental agency or body of the PRC, Cayman Islands and any other jurisdiction where it was incorporated or operates, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(s)     Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The issue and sale of the Placement Shares and the compliance by the Company with this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated in this Agreement and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the memorandum and articles of association (or other applicable organizational document) of the Company or any of its subsidiaries, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the cases of these clauses (i) and (iii) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for issuance and deposit of the Ordinary Shares with the Depositary against issuance of the Placement Shares and the issue and sale of the Placement Shares or the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement, except such as have been obtained under the Securities Act, the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, as applicable, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the sale and issuance of the Placement Shares by Cowen.

(t)     No Material Actions or Proceedings. Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(u)     All Necessary Permits, etc. Each of the Company and its subsidiaries has possessed and currently possesses, and is in material compliance with the terms of, all material applications, certificates, approvals, clearances, registrations, exemptions, franchises, licenses, permits, consents and other authorizations necessary to conduct their respective businesses (collectively, “Licenses”), issued by governmental authorities, including, without limitation, all Licenses required by the Food and Drug Administration (“FDA”), or any component thereof, the National Institutes of Health and/or by any other U.S., state, local or foreign government or drug regulatory agency (collectively, the “Regulatory Agencies”). All Licenses are in full force and effect and neither the Company nor any of its subsidiaries is in material violation of any term or conditions of any License. Each of the Company and its subsidiaries has fulfilled and performed all of its respective material obligations with respect to the Licenses and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any License. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any Licenses and no Regulatory Agency has taken any action to limit, suspend or revoke any License possessed by the Company.

(v)     Tax Law Compliance. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown as due on such returns or that otherwise have been assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. Except for any net income, capital gains or franchise taxes imposed on Cowen by the government of the Cayman Islands or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between Cowen and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of Cowen in the Cayman Islands, the United States or any political subdivision or taxing authority thereof solely in connection with (i) the execution, delivery and performance of this Agreement, (ii) the sale of the Placement Shares in the manner contemplated by this Agreement and the Prospectus or (iii) the sale and delivery by Cowen of the Placement Shares as contemplated herein.

(w)     Company Not an “Investment Company”. The Company is not and, after receipt of payment for the Placement Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(x)     Company Not a “Passive Foreign Investment Company”. After reasonable inquiry, the Company does not believe that it was a passive foreign investment company, as defined in section 1297 of the Internal Revenue Code of 1986, as amended, for the year ended December 31, 2021, and does not expect to be a “passive foreign investment company” in the current year or the foreseeable future.

(y)     Dividends. No approvals are currently required in the Cayman Islands in order for the Company to pay dividends or other distributions declared by the Company to the holders of ADSs. Under current laws and regulations of the Cayman Islands and any political subdivision thereof, any amount payable with respect to the ADSs upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of the Cayman Islands, and no such payments made to the holders thereof or therein who are nonresidents of the Cayman Islands will be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein. Except as described in the Registration Statement and the Prospectus, all dividends and other distributions declared and payable on the share capital of any of the PRC subsidiaries of the Company may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S. dollars, without the necessity of obtaining any approval or waiver, provided that any enterprise income tax, if applicable to the Company as described in the Registration Statement or the Prospectus, has been duly withheld and the remittance of such dividends and other distributions outside of the PRC complies with the procedures required under the laws of the PRC relating to foreign exchange. All dividends and other distributions declared and payable on the share capital of Biolaxy Pharmaceutical Hong Kong Limited may under the current laws and regulations of Hong Kong be paid to the Company, and all such dividends and other distributions paid on the ADSs will not be subject to withholding or other taxes under the laws and regulations of Hong Kong and are otherwise free and clear of any other tax, withholding or deduction in Hong Kong (other than any individual or corporate income tax applicable to the recipient of such any such dividends or other distributions) and without the necessity of obtaining any approval or waiver in Hong Kong.

(z)     Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonable and is ordinary and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business; and neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for.

(aa)     No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of the ADSs to facilitate the sale or resale of the Placement Shares.

(bb)     Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Prospectus and that is not so described in such document.

(cc)     Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the Settlement Dates, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(dd)     No Unlawful Contributions or Other Payments. None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense or taken any act in furtherance thereof; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law.

(ee)     Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff)     Compliance with OFAC. None of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, and the Company will not directly or indirectly use the proceeds of the offering of the Placement Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(gg)     Company’s Accounting System. The Company and its subsidiaries, taken as a whole, maintain systems of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) comply with the requirements of the Exchange Act, (ii) have been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and (iii) are designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s “internal control over financial reporting,” as defined in Rule 13(a)-15(f) under the Exchange Act (whether or not remediated), except as described in the Registration Statement and the Prospectus and (y) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(hh)     Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ii)     [Reserved]

(jj)     Intellectual Property. The Company and its subsidiaries own or have valid, binding and enforceable licenses or other rights to practice and use all patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other technology and intellectual property rights (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing, as applicable) necessary for, or used in the conduct, or the proposed conduct, of the business of the Company or any of its subsidiaries in the manner described in the Prospectus (collectively, the “Company Intellectual Property”), and, to the Company’s knowledge, the conduct of its and its subsidiaries’ respective business (including the development and commercialization of the product candidates described in the Prospectus) has not and will not infringe or misappropriate any intellectual property rights of others; to the Company’s knowledge, there are no rights of third parties to any of the intellectual property owned by the Company or any of its subsidiaries, and such intellectual property is owned by the Company or any of its subsidiaries free and clear of all material liens, security interests, or encumbrances; to the knowledge of the Company, the patents, trademarks and copyrights held or licensed by the Company or any of its subsidiaries included within the Company Intellectual Property are valid, enforceable and subsisting; to the

Company’s knowledge, there is no infringement by third parties of any of the Company Intellectual Property; other than as disclosed in the Prospectus, (i) neither the Company nor its subsidiaries is obligated to pay a material royalty, grant a license, or provide other material consideration to any third party in connection with the Company Intellectual Property, (ii) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, alleging that the Company or its subsidiaries is infringing, misappropriating, diluting or otherwise violating any rights of others with respect to any of the Company’s or its subsidiaries’ product candidates, processes or intellectual property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (iii) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, challenging the validity, enforceability, scope, registration, ownership or use of any of the Company Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (iv) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, challenging the Company’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (v) the Company or any of its subsidiaries has not received written notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s or its subsidiaries’ products, proposed products, processes or Company Intellectual Property, (vi) to the knowledge of the Company, the development, manufacture, sale, and any currently proposed use of any of the products, proposed products or processes of the Company or any of its subsidiaries referred to in the Prospectus, in the current or proposed conduct of the business of the Company or any of its subsidiaries, do not currently, and will not upon commercialization, to the knowledge of the Company, infringe any right or valid patent claim of any third party, (vii) to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property in any field of use that is exclusively licensed to the Company or any of its subsidiaries, other than any licensor to the Company or any of its subsidiaries of such Company Intellectual Property, (viii) to the knowledge of the Company, no employee, consultant or independent contractor of the Company or any of its subsidiaries is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or its subsidiaries or actions undertaken while employed or engaged with the Company or its subsidiaries, (ix) the Company and its subsidiaries have taken reasonable measures to protect their confidential information and trade secrets and to maintain and safeguard the Company Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements, and to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries, and (x) to the Company’s knowledge, the Company and its subsidiaries have complied with the terms of each agreement pursuant to which the Company Intellectual Property has been licensed to the Company or any of its subsidiaries, and all such agreements are in full force and effect. All patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, there are no material defects in any of the patents or patent applications disclosed in the Registration Statement and the Prospectus as being owned by the Company and its subsidiaries; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the United States Patent and Trademark Office (the “USPTO”) in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.

(kk)     Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Placement Shares are registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and are listed on the NYSE, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Placement Shares under the Exchange Act or delisting the Placement Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. All consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with the NYSE required for the deposit of Ordinary Shares, and the issuance of Placement Shares in respect thereof and for the execution and delivery by the Company of this Agreement to be duly and validly authorized have been obtained or made and are in full force and effect.

(ll)     Brokers. Except for Cowen, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Placement Shares.

(mm)     [Reserved]

(nn)      No Reliance. The Company has not relied upon Cowen or legal counsel for Cowen for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(oo)     [Reserved]

(pp)     Regulatory Matters. The Company and its subsidiaries and its and their respective directors, officers and employees, and to the Company’s knowledge, its and their respective agents, affiliates and representatives, are, and since January 1, 2019, have been, in compliance in all material respects with all applicable Health Care Laws (defined herein), including, but not limited to, the rules and regulations of the FDA, the National Medical Products Administration of the PRC, the U.S. Department of Health and Human Services Office of Inspector General, the Centers for Medicare & Medicaid Services, the Office for Civil Rights, the Department of Justice and any other governmental agency or body having jurisdiction over the Company or any of its properties, and has not engaged in any activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other local, state or federal healthcare program. For purposes of this Agreement, “Health Care Laws” shall mean the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.) (“HIPAA”), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the Public Health Service Act (42 U.S.C. §§ 201 et seq.) or the comparable rules and regulations of any other national, federal, state or local governmental or regulatory body or authority. Since January 1, 2019, the Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority. Neither the Company nor any of its subsidiaries has received any written notification, correspondence or any other written communication, including, without limitation, any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other written correspondence or notice from the FDA or any similar regulatory authority, or any written notification of any pending claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, from any arbitrator or regulatory or governmental authority or third party alleging potential or actual non-compliance by, or liability of, the Company or its subsidiaries under any Health Care Laws, and has no knowledge of a threated claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action. The pre-clinical studies and clinical trials, if any, conducted by or on behalf of the Company or its subsidiaries that are described in the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA or any foreign governmental body exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations; the descriptions of the pre-clinical studies and clinical trials, if any, conducted by or, to the Company’s knowledge, on behalf of the Company or its subsidiaries, and the results thereof, contained in the Registration Statement and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such pre-clinical studies and clinical trials, if any; the Company is not aware of any other pre-clinical studies or clinical trials, the results of which reasonably call into question the results described in the Registration Statement and the Prospectus; and neither the Company nor any of its subsidiaries have received any written notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board alleging or asserting material noncompliance with any applicable Health Care Law or requiring or threatening the termination, suspension, material modification or clinical hold of any pre-clinical studies or clinical trials conducted by or on behalf of the Company or its subsidiaries.

Neither the Company nor its subsidiaries, nor any of its or their respective officers, employees or directors, nor, to the Company’s knowledge, any of its or their respective agents or clinical investigators, has been excluded, suspended, disqualified or debarred from participation in any U.S. federal health care program or human clinical research or is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, disqualification, suspension, or exclusion, or convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 U.S.C. § 335a or comparable foreign law.

(qq)     Labor Matters. No material labor disturbance by or material dispute with current or former employees or officers of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, other than as described in the Prospectus, and the Company is not aware of any existing or imminent and material labor disturbance by, or material dispute with, the employees of any of the Company’s or any of its subsidiaries’ existing principal suppliers, manufacturers or contractors, other than as described in the Prospectus. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement.

(rr)     Privacy Laws. (i) The Company and each of its subsidiaries have materially complied and are presently in material compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company or any of its subsidiaries has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance in any material respect with any Data Security Obligation; and (iii) to the knowledge of the Company, there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened against the Company or any of its subsidiaries alleging non-compliance with any Data Security Obligation.

(ss)     IT Systems. The Company and each of its subsidiaries have taken all technical and organizational measures reasonably necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no material Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any material Breach.

(tt)     PRC Compliance. Each of the Company and its subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, if applicable, reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore SPVs controlled directly or indirectly by PRC companies and individuals (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each shareholder, option holder, director, officer and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations, except as the non-compliance of the PRC Overseas Investment and Listing Regulations would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(uu)     Legal Proceeding Matters. Neither the Company nor any of its subsidiaries or their properties or assets has immunity under Cayman Islands, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 16 of this Agreement, and Section 22 of the Deposit Agreement waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced against the Company by the courts of the Cayman Islands, without reconsideration or reexamination of the merits; provided that such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

(vv)     Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and will be honored by the courts of the Cayman Islands. The Company has the power to submit, and pursuant to Section 16 of this Agreement and Section 20(b) of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court. Under the laws of the PRC, the choice of law provisions set forth in Section 16 hereof will be recognized by the courts of the PRC and any judgment obtained in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC and the PRC General Principles of Civil Law relating to the enforceability of foreign judgments and the statements set forth in the Prospectus under the caption “Enforcement of Civil Liabilities”; provided that such judgement: (a) is not obtained by fraud; (b) is final and conclusive; (c) in the opinion of the relevant PRC court after the review of such judgment pursuant to international treaties concluded or acceded to by the PRC or in accordance with the Civil Procedure Law of the PRC, does not contradict the basic principles of PRC law; (d) in the opinion of the relevant PRC court after its review of such judgment pursuant to international treaties concluded or acceded to by the PRC or in accordance with the principle of reciprocity, or otherwise in accordance with the Civil Procedure Law of the PRC, does not violate state sovereignty, security or public interest and (e) is for a definite sum of money.

(ww)     Real Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property, if any, and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are, to the Company’s knowledge held by them under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity; and (iii) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(xx)     Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 9 hereof do not contravene Cayman Islands law or public policy.

Any certificate signed by an officer of the Company and delivered to Cowen or to counsel for Cowen pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company to Cowen as to the matters set forth therein.

The Company acknowledges that Cowen and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to Cowen, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7.     Covenants of the Company. The Company covenants and agrees with Cowen that:

(a)     Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Cowen under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Cowen promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon Cowen’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Cowen’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by Cowen (provided, however, that the failure of Cowen to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Cowen’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to Cowen within a reasonable period of time before the filing and Cowen has not reasonably objected thereto (provided, however, that (A) the failure of Cowen to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Cowen’s right to rely on the representations and warranties made by the Company in this Agreement, (B) the Company has no obligation to provide Cowen any advance copy of such filing or to provide Cowen an opportunity to object to such filing if the filing does not name Cowen or does not relate to the transaction herein provided, and (C) the only remedy Cowen shall have with respect to the failure by the Company to provide Cowen with such copy or the filing of such amendment or supplement despite Cowen’s objection shall be to cease making sales under this Agreement) and the Company will furnish to Cowen at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company); and (v) prior to the termination of this Agreement, the Company will notify Cowen if at any time the Registration Statement shall no longer be effective as a result of the passage of time pursuant to Rule 415 under the Securities Act or otherwise. Prior to the initial sale of any Placement Shares, the Company shall file a final Prospectus Supplement pursuant to Rule 424(b) relating to the Placement Shares.

(b)     Notice of Commission Stop Orders. The Company will advise Cowen, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c)     Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Cowen under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Cowen to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance, provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interests of the Company.

(d)     Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Cowen under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the NYSE and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as Cowen reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)     Delivery of Registration Statement and Prospectus. The Company will furnish to Cowen and its counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Cowen may from time to time reasonably request and, at Cowen’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Cowen to the extent such document is available on EDGAR.

(f)     Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the

Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. For the avoidance of doubt, the Company’s compliance with the reporting requirements of the Exchange Act shall be deemed to satisfy the requirements of this Section 7(f).

(g)     Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for Cowen in connection therewith shall be paid by Cowen except as set forth in (vii) below), (iv) the printing and delivery to Cowen of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the NYSE, (vi) the filing fees and expenses, if any, of the Commission, (vii) the filing fees and associated legal expenses of Cowen’s outside counsel for filings with the FINRA Corporate Financing Department, such legal expense reimbursement not to exceed $15,000, (viii) the reasonable fees and disbursements of Cowen’s counsel in an amount not to exceed $75,000 in connection with the execution of this Agreement, (ix) all fees and expenses of the Depositary, as registrar and transfer agent of the Placement Shares, and (x) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Shares.

(h)     Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)     Notice of Other Sales. During the pendency of any Placement Notice given hereunder, and for 5 trading days following the termination of any Placement Notice given hereunder, the Company shall provide Cowen notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Ordinary Shares or ADSs (other than ADSs offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Ordinary Shares or ADSs, warrants or any rights to purchase or acquire Ordinary Shares or ADSs; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Ordinary Shares or ADSs, options to purchase shares of Ordinary Shares or ADSs or Ordinary Shares or ADSs issuable upon the exercise of options or other equity awards pursuant to any share option, share bonus or other share plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets, (iii) the issuance or sale of Ordinary Shares or ADSs pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to Cowen in advance or (iv) any Ordinary Shares or ADSs issuable upon the exchange, conversion or redemption of securities or the exercise of warrants, options or other rights in effect or outstanding. Notwithstanding the foregoing provisions, nothing herein shall be construed to restrict the Company’s ability, or require the Company to provide notice to Cowen, to file a registration statement under the Securities Act.

(j)     Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise Cowen promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Cowen pursuant to this Agreement.

(k)     Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by Cowen or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices or such other location mutually agreeable by the parties, as Cowen may reasonably request.

(l)     Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, to the extent required, within the relevant period, the amount of Placement Shares sold through Cowen, the Net Proceeds to the Company and the compensation payable by the Company to Cowen with respect to such Placement Shares (provided that the Company may satisfy its obligations under this Section 7(l)(i) by effecting a filing in accordance with the Exchange Act with respect to such information), (each and every filing under Rule 424(b), a “Filing Date”), and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall disclose in its Annual Report on Form 20-F, the number of the Placement Shares sold through Cowen under this Agreement, and the gross proceeds and Net Proceeds to the Company from the sale of the Placement Shares and the compensation paid by the Company with respect to sales of the Placement Shares pursuant to this Agreement during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

(m)     Bring-Down Dates; Certificate. On or prior to the First Delivery Date and each time (i) the Company files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) the Company files an Annual Report on Form 20-F under the Exchange Act; (iii) files its half-year consolidated financial statements on Form 6-K under the Exchange Act; or (iv) the Company files a report on Form 6-K containing amended financial information (other than an earnings release) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Bring-Down Date”); the Company shall furnish Cowen with a certificate, in the form attached hereto as Exhibit 7(m) within three (3) Trading Days of any Bring-Down Date if requested by Cowen. The requirement to provide a certificate under this Section 7(m) shall be waived for any Bring-Down Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Bring-Down Date) and the next occurring Bring-Down Date; provided, however, that such waiver shall not apply for any Bring-Down Date on which the Company files its annual report on Form 20-F. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Bring-Down Date when the Company relied on such waiver and did not provide Cowen with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or Cowen sells any Placement Shares, the Company shall provide Cowen with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n)     Legal Opinion. On or prior to the First Delivery Date and within three (3) Trading Days of each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to Cowen a written opinion of (i) Cooley LLP, U.S. counsel (“U.S. Counsel”) and (ii) Maples and Calder (Hong Kong) LLP, special Cayman Islands counsel (“Cayman Counsel”, together with U.S. Counsel , “Company Counsel”), or other counsel satisfactory to Cowen, in form and substance satisfactory to Cowen and its counsel and subject to customary and appropriate assumptions and qualifications, dated the date that the opinion is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Bring-Down Dates, counsel may furnish Cowen with a letter (a “Reliance Letter”) to the effect that Cowen may rely on a prior opinion delivered under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Date).

(o)     Intellectual Property Opinion. On or prior to the First Delivery Date and within three (3) Trading Days of each Bring-Down Date on which the Company files its Annual Report on 20-F (or, if the Company has notified Cowen that it does not then presently intend to make sales of Placement Shares under this Agreement, then the next date on which written opinions are delivered under this Agreement), the Company shall cause to be furnished to Cowen a written opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati, P.C. (the, “Company IP Counsel”), or other counsel satisfactory to Cowen, in form and substance reasonably satisfactory to Cowen and its counsel, dated the date that the opinion is required to be delivered, with respect to intellectual property matters, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Bring-Down Dates, counsel may furnish Cowen with a Reliance Letter to the effect that Cowen may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Date).

(p)     Comfort Letter. On or prior to the First Delivery Date and within three (3) Trading Days of each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause its independent accountants to furnish Cowen letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Cowen, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Cowen in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q)    Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Shares other than Cowen; provided, however, that the Company may bid for and purchase its Ordinary Shares or Placement Shares in accordance with Rule 10b-18 under the Exchange Act.

(r)     Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.

(s)     Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to result in a Material Adverse Change.

(t)     Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(u)     Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(v)     No Offer to Sell. Other than a Permitted Free Writing Prospectus, neither Cowen nor the Company (including its agents and representatives, other than Cowen in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(w)     Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(x)     Affirmation. Each Placement Notice delivered by the Company to Cowen shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to Cowen pursuant hereto are true and correct at the time of delivery of such Placement Notice, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement and the Prospectus as amended and supplemented to the time of such Placement Notice acceptance).

(y)     Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate gross sales price of Placement Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Placement Shares, in a form satisfactory to Cowen, and, if not automatically effective, will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Placement Shares to continue as contemplated in the expired registration statement relating to the Placement Shares. References herein to the Registration Statement shall include such new shelf registration statement.

8.     Conditions to Cowen’s Obligations. The obligations of Cowen hereunder with respect to a Placement Notice will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder and thereunder, to the completion by Cowen of a due diligence review satisfactory to Cowen in its reasonable judgment, and to the continuing satisfaction (or waiver by Cowen in its sole discretion) of the following additional conditions:

(a)     Registration Statement Effective. The Registration Statement and the F-6 Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued pursuant to any Placement Notice.

(b)     No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement or the F-6 Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement, the F-6 Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification from the Commission or any other federal or state governmental authority with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement, the F-6 Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the F-6 Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement or the F-6 Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)     No Misstatement or Material Omission. Cowen shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Cowen’s reasonable opinion is material, or omits to state a fact that in Cowen’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)     Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of Cowen (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)     Company Counsel Legal Opinion. Cowen shall have received the opinions of Company Counsel required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n).

(f)     Cowen Counsel Legal Opinion. Cowen shall have received from Goodwin Procter LLP, counsel for Cowen, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(n), with respect to such matters as Cowen may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g)     Company IP Counsel Legal Opinion. Cowen shall have received the opinion of Company IP Counsel required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

(h)     Comfort Letter. Cowen shall have received the Comfort Letter required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(p).

(i)     Representation Certificate. Cowen shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(j)     Secretary’s Certificate. On or prior to the First Delivery Date, Cowen shall have received a certificate, signed on behalf of the Company by its corporate secretary, in form and substance satisfactory to Cowen and its counsel.

(k)    No Suspension. Trading in the ADSs shall not have been suspended on the NYSE.

(l)    Depositary’s Counsel Legal Opinion. On or prior to the First Delivery Date, Cowen shall have received from Ziegler, Ziegler & Associates LLP, counsel for the Depositary, an opinion, dated as of such date, in form and substance satisfactory to Cowen and its counsel.

(m)     Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to Cowen such appropriate further information, certificates and documents as Cowen may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish Cowen with such conformed copies of such opinions, certificates, letters and other documents as Cowen shall have reasonably requested.

(n)     Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(o)     Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the NYSE at, or prior to, the issuance of any Placement Notice.

(p)     Deposit of Ordinary Shares. The Ordinary Shares underlying the Placement Shares to be issued on the relevant Settlement Date will, at the relevant Settlement Date, be issued to, and deposited with, the Depositary’s custodian (or its nominee) in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs representing such Ordinary Shares will be issued by the Depositary against receipt of such Ordinary Shares.

(q)     No Termination Event. There shall not have occurred any event that would permit Cowen to terminate this Agreement pursuant to Section 11(a).

9.     Indemnification and Contribution.

(a)     Company Indemnification. The Company agrees to indemnify and hold harmless Cowen, the directors, officers, partners, employees and agents of Cowen and each person, if any, who (i) controls Cowen within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with Cowen from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which Cowen, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the F-6 Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement, the F-6 Registration Statement or the Prospectus or in any free writing prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the ADSs or Ordinary Shares under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the ADSs pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with solely Agent’s Information. “Agent’s Information” means, solely, the following information in the Prospectus: the third (3rd) sentence of the eighth (8th) paragraph under the caption “Plan of Distribution” in the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)     Cowen Indemnification. Cowen agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement and the F-6 Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the F-6 Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent’s Information.

(c)     Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party in writing of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly upon the indemnifying party’s receipt of a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d)     Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this

Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or Cowen, the Company and Cowen will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than Cowen, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement or the F-6 Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and Cowen may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Cowen on the other. The relative benefits received by the Company on the one hand and Cowen on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by Cowen from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and Cowen, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Cowen, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Cowen agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), Cowen shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of Cowen, will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought.

Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10.     Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Cowen, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11.     Termination.

(a)     Cowen shall have the right by giving written notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change has occurred that, in the reasonable judgment of Cowen, may materially impair the ability of Cowen to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder, or (iii) any other condition of Cowen’s obligations hereunder is not fulfilled, or (iv), any suspension or limitation of trading in the Placement Shares or in securities generally on the NYSE shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Applicable Law; Consent to Jurisdiction; Immunity) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If Cowen elects to terminate this Agreement as provided in this Section 11(a), Cowen shall provide the required notice as specified in Section 12 (Notices).

(b)     The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c)     Cowen shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d)     Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through Cowen on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e)     This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(f)     Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Cowen or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12.     Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Cowen, shall be delivered to Cowen at Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, fax no. 646-562-1130, Attention: General Counsel, email: Bradley.friedman@cowen.com; or if sent to the Company, shall be delivered to Ambrx Biopharma Inc., located at 10975 North Torrey Pines Road, La Jolla, California 92037, attention: Feng Tian, Ph.D., President and Chief Executive Officer, email: feng.tian@ambrx.com, with a copy to Cooley LLP, attention: Carlos Ramirez, email: cramirez@cooley.com. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the City of New York are open for business. An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specific by the receiving party under separate cover and confirmed by such receiving party in writing (including via email). Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

13.     Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Cowen and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that Cowen may assign its rights and obligations hereunder to an affiliate of Cowen without obtaining the Company’s consent.

14.     Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Ordinary Shares or Placement Shares.

15.     Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Cowen. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16.     Applicable Law; Consent to Jurisdiction; Immunity; Judgment Currency; Taxes.

(a)     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(b)     To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, or any political subdivision thereof, (ii) the United States or the State of New York and (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(c)     The Company will indemnify and hold Cowen harmless against any stamp duty, stamp duty reserve, registration, documentary, issue, transfer or other similar taxes or duties, including any interest and penalties, in respect of (i) the issuance and delivery of the Placement

Shares by the Company in the manner contemplated by this Agreement and the Deposit Agreement, (ii) the issuance, sale and delivery of the ADSs (or the ADRs evidencing the ADSs) to or for the account of Cowen, in each case in the manner contemplated by this Agreement and the Deposit Agreement; (iii) the sale, agreement to sell, issuance or delivery by Cowen of the ADSs (or the ADRs evidencing the ADSs) to initial purchasers thereof in the manner contemplated by this Agreement and the Deposit Agreement (including any resale by Cowen of the ADSs or ADRs); and (iv) the execution, delivery and performance of this Agreement or the Deposit Agreement. All payments to be made by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges whatsoever, and all interest, penalties or similar liabilities with respect thereto (“Taxes”) unless the Company is compelled by law to deduct or withhold such Taxes. In that event, and except for any net income, capital gains or franchise taxes imposed on Cowen by the Cayman Islands or the United States or by any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between Cowen and such jurisdiction, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(d)     If the performance by Cowen of any of its obligations under this Agreement shall represent for VAT purposes under any applicable law the making by Cowen of any supply of goods or services to the Company (to the extent applicable), the Company shall pay to Cowen, in addition to the amounts otherwise payable by the Company pursuant to this Agreement, an amount equal to the VAT chargeable on any such supply of goods and services and Cowen shall issue the Company (to the extent applicable) with an appropriate VAT invoice in respect of the supply to which the payment relates. Where a sum (a “Relevant Sum”) is paid or reimbursed to Cowen pursuant to this Agreement in respect of any cost, expense or other amount and that cost, expense or other amount includes an amount in respect of VAT (the “VAT Element”), then the Company, to the extent applicable, shall, in addition, pay an amount equal to the VAT Element to Cowen but only to the extent that Cowen, acting reasonably, certifies that it (or its representative member) is, not entitled to credit or repayment in respect of such VAT Element from the relevant tax authority. For the purposes of this Agreement, “VAT” means value added tax as provided for in the Value Added Tax Act 1994 (“VATA”) and subordinate legislation made under VATA as amended, modified or re-enacted (whether before or after the date of this Agreement) and any similar sales, consumption, use or turnover tax whether within the Cayman Islands or elsewhere in the world, and “representative member” has the meaning provided in the VATA.

(e)     The Company agrees to indemnify Cowen, each employee, officer and director of each Underwriter. and each person, if any, who controls Cowen within the meaning of the Securities Act and each broker-dealer or other affiliate of Cowen, against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

17.     Waiver of Jury Trial. The Company and Cowen each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18.     Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)     Cowen has been retained solely to act as an arm’s length contractual counterparty to the Company in connection with the sale of the Placement Shares contemplated hereby and that no fiduciary, advisory or agency relationship between the Company and Cowen has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether Cowen has advised or is advising the Company on other matters;

(b)     the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)     the Company has been advised that Cowen and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Cowen has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)     the Company waives, to the fullest extent permitted by law, any claims it may have against Cowen, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Cowen shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, partners, employees or creditors of the Company.

19.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and Cowen, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Cowen.

Very truly yours,

COWEN AND COMPANY, LLC

By:	/s/ Michael Murphy
Name:	Michael Murphy
Title:	Managing Director

ACCEPTED as of the date
first-above written:

AMBRX BIOPHARMA INC.

By:	/s/ Feng Tian
Name:	Feng Tian, Ph.D.
Title:	Chief Executive Officer

38

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	Cowen At the Market Offering—Placement Notice

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Ambrx Biopharma Inc. (the “Company”), and Cowen and Company, LLC (“Cowen”) dated July 29, 2022 (the “Agreement”), I hereby request on behalf of the Company that Cowen sell up to [                    ] ADSs of the Company, at a minimum market price of $             per ADS. Sales should begin on the date of this Notice and shall continue until [DATE] [all ADSs are sold].

SCHEDULE 2

Notice Parties

Company

Feng Tian, Ph.D., President and Chief Executive Officer

Sonja Nelson, Chief Financial Officer

Cowen

Michael J. Murphy      Managing Director

William Follis             Managing Director

SCHEDULE 3

Compensation

Cowen shall be paid compensation up to 3.0% of the gross proceeds from the sales of ADSs pursuant to the terms of this Agreement.

Exhibit 7(m)

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected                     , of Ambrx Biopharma Inc. (“Company”), an exempted company incorporated in the Cayman Islands, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement dated July 29, 2022 (the “Sales Agreement”) between the Company and Cowen and Company, LLC, that to the best of the knowledge of the undersigned.

(i)    The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)    The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Goodwin Procter LLP, Cooley LLP and Maples and Calder (Hong Kong) LLP are entitled to rely upon this Certificate in connection with the opinions given by such firms pursuant to the Sales Agreement.

By:
Name:
Title:

Date: